Exhibit 99.1

[i2 Letterhead]

January 3, 2008

R2 Top Hat, Ltd.

c/o Amalgamated Gadget, L.P., Investment Manager

301 Commerce Street, Ste. 3200

Fort Worth, TX 76102

Re:	Letter dated December 28, 2007

Gentlemen:

We are in receipt of your letter dated December 28, 2007 notifying the Company of your intention to nominate J. Coley Clark and Richard L. Hunter for election to the Company’s Board of Directors at the Company’s 2008 Annual Meeting of Stockholders. Your letter has been forwarded to the Company’s Nominating and Governance Committee for their consideration.

Sincerely,

John Harvey,

Secretary